[Form of Fixed Rate Note]

    REGISTERED                                                   REGISTERED
    No. FXR                                                      $

                                                                    *CUSIP:

              Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

    *  Applies only if this Note is a Global Security.

                              NEWMONT GOLD COMPANY
                           MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)

                                                       APPLICABILITY OF
             ORIGINAL ISSUE       INITIAL              REDEMPTION
             DATE:                REDEMPTION DATE:     PROVISIONS:

             MATURITY DATE:       INITIAL
                                  REDEMPTION
                                  PERCENTAGE:

             INTEREST RATE:       APPLICABILITY OF
                                  ANNUAL REDEMPTION
                                  PERCENTAGE
                                  REDUCTION:

             INTEREST PAYMENT     If yes, state
             PERIOD:              Annual Percentage
                                  Reduction:

             INTEREST PAYMENT
             DATE(S):


              Newmont Gold Company, a Delaware corporation (together with its successors and assigns, the "Company"), for value received, hereby
    promises to pay to                                        , or
    registered assignees, the principal sum of
                  , on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon to the same, from the Original Issue Date specified above or from the most recent date to which interest has been paid or duly provided for at the Interest Rate per annum specified above until the principal hereof is paid or duly made available for payment (except as provided below). The Company will pay interest in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), com-mencing on the Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption date); provided, however, that if the Original Issue Date occurs between a date fifteen days prior to an Interest Payment Date (whether or not a Business Day) (the "Regular Record Date") and the Interest Payment Date to which such Regular Record Date relates, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the registered Holder of this Note on the Regular Record Date with respect to such second Interest Payment Date; and provided further, that if an Interest Payment Date or the Maturity Date or redemption date would fall on a day that is not a Business Day (this and certain other capitalized terms used herein are defined on the reverse of this Note), such Interest Payment Date, Maturity Date or redemption date shall be the next succeeding day that is a Business Day and no interest shall accrue to such next succeeding Business Day.

              Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date preceding such Interest Payment Date; provided, however, that (i) if the Company fails to pay such interest on such Interest Payment Date, such defaulted interest will be paid to the person in whose name this
    Note is registered at the close of business on a record date to be established for the payment of such defaulted interest and (ii) interest payable on the Maturity Date (or any redemption date) will be payable to the person to whom the principal hereof shall be payable.

              Any payment of the principal of, premium, if any, and interest on this Note will be made in U.S. dollars only, or such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of the principal of this Note, any premium and the interest due at the Maturity Date (or any redemption date) will be made only upon presentation and surrender of this Note at the office or agency of such paying agent as the Company may determine maintained for that purpose in the Borough of Manhattan, The City of New York (a "Paying Agent"), or at the office or agency of such other Paying Agent as the Company may determine. Payment of interest, other than interest due at maturity or upon redemption or repayment, may be made by check mailed to the address of the person entitled thereto as it appears on the Register for the Notes at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date.
    Notwithstanding anything to the foregoing in this paragraph, a Holder of $10,000,000 or more in aggregate principal amount of Notes having identical terms and provisions shall be entitled to receive payments of interest, other than interest due at maturity or upon redemption, if any, by wire transfer of immediately available funds to an account maintained by the Holder of this Note in the United States, if appropriate wire transfer instructions have been received by the Paying Agent not later than the Regular Record Date applicable to such Interest Payment Date.

              Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.


              IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                  NEWMONT GOLD COMPANY


    [SEAL]                        By:
                                     Title:
    Attest:


    CERTIFICATE OF AUTHENTICATION

    DATED:

         This is one of the Securities of
    the series designated herein and
    referred to in the within-mentioned
    Indenture.

    THE BANK OF NEW YORK,
      as Trustee


    By:
          Authorized Signatory


                              NEWMONT GOLD COMPANY
                          Medium-Term Notes, Series A
                                  (Fixed Rate)

              This Note is one of a duly authorized issue of Medium-Term Notes, Series A, having maturities from nine months to 30 years from the date of issue (herein called the "Notes"), of the Company. This Note and all other Medium-Term Notes, Series A, constitute a series of securities of the Company (the "Securities") issued and to be issued
    under an indenture dated as of         , 1994 (the "Indenture") between
    the Company and The Bank of New York, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof limited in aggregate principal amount to $150,000,000. The Bank of New York, at its principal corporate trust office in The City of New York, initially has been appointed paying agent (the "Paying Agent") with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

              This Note will not be subject to any sinking fund or subject to repayment at the option of the Holder prior to maturity and, unless otherwise provided on the face hereof in accordance with the provisions of the following paragraph, will not be redeemable prior to maturity.

              Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. If the face of this Note indicates that this Note is subject to Redemption Provisions, then this Note may be redeemed in whole or in part at the option of the Company on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as otherwise provided in this Note). If this Note is subject to "Annual Redemption Percentage Reduction", the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date specified above by the Annual Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Note Register not less than 30 days nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the presentation and cancellation hereof.

              If an Event of Default with respect to Securities of any series shall occur and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount (calculated as provided in the Indenture) of the Securities of such series then Outstanding may declare the principal of the Securities of such series and accrued interest thereon, if any, to be due and payable in the manner and with the effect provided in the Indenture.

              Interest payments on this Note will include interest accrued to, but excluding, the Interest Payment Dates or the Maturity Date (or earlier redemption date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

              In the case where an Interest Payment Date or the Maturity Date (or any redemption date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption date) to such next succeeding Business Day.

              The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Company and the rights of the

    Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities at the time Outstanding of all series (including, if applicable, the series designated Medium-Term Notes, Series A, of which this Note forms a part) to be affected (all such series voting as a single class). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the Securities of each series at the time Out-standing, on behalf of the Holders of all Securities of such series, to waive certain past defaults or Events of Default under the Indenture and the consequences of any such defaults or Events of Default. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon due presentment of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest, if any, on this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, having terms and conditions identical to the terms and conditions of this Note, will be issued to the designated transferee or transferees.

              This Note is issued, and any Notes issued upon transfer or exchange hereof are issuable, only in registered form, without coupons, in denominations of $100,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes in authorized denominations and having terms and conditions identical to the terms and conditions of this Note.

              No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered Holder, shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for monies payable on this Note.

              No recourse for the payment of the principal of or interest, if any, on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, official or director, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

              THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              As used herein:

              (a) the term "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York;

              (b) the term "Interest Payment Date" with respect to any Note shall be a date on which, under the terms of such Note, regularly scheduled interest shall be payable; and

              (c) all other terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common
         TEN ENT-as tenants by the entireties
         JT TEN-as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT-...........Custodian...............
                             (Cust)                 (Minor)

         Under Uniform Gifts to Minors Act.....................
                                          (State)

         Additional abbreviations may also be used though not in the above list.


              FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

    [PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE]

    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
    ASSIGNEE]

    the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of

    substitution in the premises.

    Dated:

    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

    Signature Guarantee: